Exhibit 10.1
MEXORO MINERALS, INC.
ACKNOWLEDGEMENT AND AGREEMENT
This Acknowledgement and Agreement, dated December 23, 2009 (this “Agreement”), is entered into by and among Mexoro Minerals, Ltd., a Colorado corporation (the “Company”), Marje Minerals SA, an entity organized under the laws of the United Mexican States (“Marje Minerals”) and the undersigned investors listed on the signature page hereto (each an “Investor,” and collectively, the “Investors”).
RECITALS
WHEREAS, the Company has entered into a Definitive Agreement for the Development of the Cieneguita Project with Minera Rio Tinto, S.A. de C.V. (“MRT”), dated February 6, 2009 (the “Development Agreement”), pursuant to which the Company assigned to MRT a 60% ownership interest in the Cieneguita property (the “Cieneguita Property”), subject to a 75% interest in the net cash flows from the mining production of the Cieneguita Property that is available from the surface of the Cieneguita Property to a depth of fifteen meters (the “First Phase Production”).
WHEREAS, the Company and MRT seek to amend the Development Agreement pursuant to the terms and conditions of Amendment No. 1 to the Development Agreement, dated as of the date hereof (“Amendment No. 1”), pursuant to which the Company will acquire from MRT a 6% ownership interest in the Cieneguita Property and a 1% interest in the net cash flows from the First Phase Production in exchange for $100,000 in cash and a reduction of the funds MRT is required to invest in the Bankable Feasibility Stage of the Cieneguita Property from $5,000,000 to $4,000,000.
WHEREAS, the Company previously entered into a securities purchase agreement (“Purchase Agreement”) and a security agreement (“Security Agreement”) with each of the Investors in the forms attached hereto as Exhibit A and Exhibit B, respectively, pursuant to which the Investors purchased an aggregate of $1,500,000 of secured convertible debentures from the Company (the “Offering”), each in the form attached hereto as Exhibit C (collectively, the “Debentures”).
WHEREAS, in addition to the Offering, the Company issued a debenture to OHAG in the principal amount of $250,000 (the “OHAG Debenture”) which was secured by 2,250,000 shares of common stock of the Company (the “Stock”).
WHEREAS, MRT acquired the OHAG Debenture from OHAG in a private transaction, the Company subsequently defaulted on its payment obligations under the OHAG Debenture, MRT exercised its rights under the OHAG Debenture to foreclose on the Stock in lieu of repayment of the OHAG Debenture by the Company, the Company issued MRT the Stock in satisfaction of the OHAG Debenture and, upon the issuance of the Stock to MRT, the OHAG Debenture was cancelled.

WHEREAS, pursuant to the terms of the Debentures, the Investors irrevocably agreed to convert an aggregate of $1,500,000 of the Debentures into a 10% ownership interest in the Cieneguita Property (which includes a 10% interest in the net cash flows from the First Phase Production).
WHEREAS, Mario Ayub and MRT, two of the Investors in the Debentures, desire to sell a portion of their ownership interests in the Cieneguita Property (an aggregate of 4% ownership interest in the Cieneguita Property, and 4% of the net cash flows from the First Phase Production) to the Company in exchange for $550,000 in cash.
WHEREAS, subsequent to the sale by Mario Ayub and MRT, the Investors wish to contribute as capital their remaining ownership interests in the Cieneguita Property (and the net cash flows from the First Phase Production) to Marje Minerals.
WHEREAS, the Company and each of the other parties hereto wish to acknowledge and confirm their respective ownership interests in the Cieneguita Property (and the net cash flows from the First Phase Production) resulting from the above transactions.
AGREEMENT
NOW THEREFORE, in consideration of the mutual promises and agreements of the parties herein, and for other valuable consideration, the sufficiency of which is hereby acknowledged and confirmed, it is agreed as follows:
1.	Acknowledgement by the Investors. Each Investor hereby acknowledges and agrees as follows:
(a)	It has executed a Purchase Agreement, a Security Agreement and a Debenture with respect to each of the principal amounts issued in the name of the Investor below.

(b)	It has executed a Notice of Election to Convert in the form attached as Schedule A to the Debenture with respect to each of the Debentures.

(c)
In the aggregate, the Debentures have been converted into a 10% ownership interest in the Cieneguita Property (which includes a 10% interest in the net cash flows from the First Phase Production), of which each Investor has a pro rata ownership of such interest based on the principal amount of its respective Debenture(s) divided by $1,500,000.

(d)
There are no other outstanding Debentures issued by the Company in the name of the respective Investors or any of their respective affiliates or subsidiaries, and as a result of the conversion of the Debentures, the Company has no further outstanding obligations under the Debentures, including no obligation to repay any interest under the Debentures.

(e)	The following table represents a true and correct summary of the ownership interest of the Debentures by the Investors:

	Principal	Ownership Interest
	Amount of	in Cieneguita
Investor	Debenture	Property	Date of Issuance
391566 BC Ltd.	$100,000	0.667%	March 19, 2009
391566 BC Ltd.	$220,000	1.467%	March 19, 2009
391566 BC Ltd.	$50,000	0.333%	March 19, 2009
Mario Ayub	$135,000	0.900%	March 19, 2009
Mario Ayub	$145,000	0.967%	March 19, 2009
MRT	$250,000	1.667%	March 19, 2009
North Mining Investments	$250,000	1.667%	March 19, 2009
MRT	$100,000	0.667%	October 12, 2009
North Mining Investments	$250,000	1.667%	October 16, 2009

Total	$1,500,000	10.0%

2.
Acknowledgement by MRT. MRT hereby acknowledges and agrees that (i) the OHAG Debenture was purchased in a private transaction by MRT, (ii) OHAG did not deliver notice to MRT that it did not intend to sell the OHAG Debenture to MRT in accordance with the terms of the OHAG Debenture, nor has OHAG disputed the sale of the OHAG Debenture to MRT, and (iii) MRT called the OHAG Debenture and irrevocably agreed to accept the issuance of Stock by the Company as full and complete satisfaction of the OHAG Debenture, and any outstanding interest thereon, and that upon issuance of the Stock to MRT, the Company has no further outstanding obligations under the OHAG Debenture.

3.	Sale of Ownership Interests by MRT to the Company.
(a)
MRT hereby agrees to sell and convey to the Company, and the Company hereby agrees to purchase from MRT, subject to the terms and conditions set forth herein, 2.333% ownership interest in the Cieneguita Property (including 2.333% of the net cash flows from the First Phase Production) (the “MRT Ownership Interest”) in consideration for the Company’s payment of the sum of $320,833.29 to MRT at the closing. The closing of the purchase and sale of the MRT Ownership Interest shall take place at the offices of DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121, on the date hereof.

(b)	MRT hereby represents, warrants and covenants to the Company that as of the date hereof:
(i)	This Agreement constitutes legal, valid and binding obligations of MRT, and MRT has full right, power and authority to execute,

deliver and perform this Agreement, including, without limitation, to sell the MRT Ownership Interest as specified herein.

(ii)
Upon the consummation of the transactions provided for herein, the Company will have good and marketable title to the MRT Ownership Interest, free and clear of all claims, liens and encumbrances of any nature whatsoever.

(iii)
MRT’s performance of this Agreement, and the sale of the MRT Ownership Interest to the Company, is being made in compliance with all applicable laws, regulations and rules of Mexico, the United States of America and all states, foreign countries or other governmental bodies and agencies that have jurisdiction over the MRT.

4.	Sale of Ownership Interests by Mario Ayub to the Company.
(a)
Mr. Ayub hereby agrees to sell and convey to the Company, and the Company hereby agrees to purchase from Mr. Ayub, subject to the terms and conditions set forth herein, 1.667% ownership interest in the Cieneguita Property (including 1.667% of the net cash flows from the First Phase Production) (the “Ayub Ownership Interest”) in consideration for the Company’s payment of the sum of $229,166.71 to Mr. Ayub at the closing. The closing of the purchase and sale of the Ayub Ownership Interest shall take place at the offices of DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121, on the date hereof.

(b)	Mr. Ayub hereby represents, warrants and covenants to the Company that as of the date hereof:
(i)
This Agreement constitutes legal, valid and binding obligations of Mr. Ayub, and Mr. Ayub has full right, power and authority to execute, deliver and perform this Agreement, including, without limitation, to sell the Ayub Ownership Interest as specified herein.

(ii)
Upon the consummation of the transactions provided for herein, the Company will have good and marketable title to the Ayub Ownership Interest, free and clear of all claims, liens and encumbrances of any nature whatsoever.

(iii)
Mr. Ayub’s performance of this Agreement, and the sale of the Ayub Ownership Interest to the Company, is being made in compliance with all applicable laws, regulations and rules of Mexico, the United States of America and all states, foreign countries or other governmental bodies and agencies that have jurisdiction over the Mr. Ayub.

5.	Transfer of Ownership Interest by Investors to Marje Minerals.
(a)
Immediately following the sale of the MRT Ownership Interest and the Ayub Ownership Interest, and subject to the terms and conditions of this Agreement, each Investor agrees to transfer and assign (as a contribution to capital) their respective portion of the ownership interest in the Cieneguita Property (including the net cash flows from the First Phase Production) (each, a “Cieneguita Interest”) to Marje Minerals on the date hereof and Marje Minerals hereby accepts such transfer and assignment. The transfer of the Cieneguita Interests pursuant to this Agreement shall occur on the date hereof, as a contribution of capital to Marje Minerals. The Investors (other than North Mining) making the contribution to Marje Minerals are the owners of Marje Minerals.

(b)	The Investors represent that the following table is a true and correct summary of the Cieneguita Interests being transferred to Marje Minerals:

		Ownership Interest
		in Cieneguita	Interest in Net
	Principal	Property Issued	Cash Flows from
	Amount of	Upon Debenture	First Phase
Investor	Debenture	Conversion	Production
391566 BC Ltd.	$100,000	0.667%	0.667%
391566 BC Ltd.	$220,000	1.467%	1.467%
391566 BC Ltd.	$50,000	0.333%	0.333%
Mario Ayub*	$135,000	0.096%	0.096%
Mario Ayub*	$145,000	0.104%	0.104%
MRT*	$250,000	0.0%	0.0%
North Mining Investments	$250,000	1.667%	1.667%
MRT*	$100,000	0.0%	0.0%
North Mining Investments	$250,000	1.667%	1.667%

Total	$1,250,000	6.0%	6.0%

*	Ownership interests repurchased as set forth in Sections 3 and 4 above.
(c)	Each Investor represents, warrants and covenants to Marje Minerals and the Company that as of the date hereof:
(i)
This Agreement constitutes legal, valid and binding obligations of the Investor, and the Investor has full right, power and authority to execute, deliver and perform this Agreement, including, without limitation, to transfer the Cieneguita Interests as specified herein.

(ii)
Following the closing as contemplated by this Agreement and, upon the consummation of the transactions provided for herein, Marje Minerals will have good and marketable title to the Cieneguita Interests, free and clear of all claims, liens and encumbrances of any nature whatsoever.

(iii)
The Investor’s performance of this Agreement, and the transfer of the Cieneguita Interests to Marje Minerals, is being made in compliance with all applicable laws, regulations and rules of Mexico, the United States of America, and all states, foreign countries or other governmental bodies and agencies have jurisdiction over the Investor.

6.
As of the closing of the transactions contemplated by this Agreement and pursuant to the terms of the Development Agreement (as amended by Amendment No. 1) the parties acknowledge and confirm that the ownership interest in the Cieneguita Property and the interest in the net cash flows from the First Phase Production are held by the Company, MRT and Marje Minerals as follows:

			Net Cash Flow
		Net Cash Flow	Interest Following
	Ownership	Interest From First	First Phase
Holder	Percentage	Phase Production	Production
MRT	54%	74%	54%
Marje Minerals	6%	6%	6%
Mexoro	40%	20%	40%
7.	The provisions of this Agreement shall be binding upon and inure to the benefit of parties and their respective successors and assigns.

8.
Each of the parties hereto shall execute and deliver all additional documents, agreements and instruments and shall do any and all acts and things reasonably requested by the Company or any other parties hereto in connection with the performance of its obligations undertaken in this Agreement, including without limitation, taking all actions required by applicable law to transfer the ownership interests in accordance with the terms of this Agreement.

9.
This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of California, without giving effect to provisions regarding conflicts of law. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the United States District Court for the Southern District of California or the state courts located in San Diego, California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the parties hereto irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

10.
In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties has caused this Acknowledgment of Agreement to be executed on its behalf, as of the date set forth above.

COMPANY: Mexoro Minerals Ltd.
By:	/s/ George Young
	Name:	George Young
	Title:	President

MARJE MINERALS: Marje Minerals SA
By:	/s/ Mario Ayub
	Name:	Mario Ayub
	Title:	Authorized Signatory

INVESTORS: 391566 BC Ltd.
By:	/s/ Robert Knight
	Name:	Robert Knight
	Title:	President

Minera Rio Tinto, S.A. de C.V.
By:	/s/ Mario Ayub
	Name:	Mario Ayub
	Title:	President

North Mining Investments
By:
Name:
	Title:	Authorized Signatory

/s/ Mario Ayub
Mario Ayub

Exhibit A
Form of Securities Purchase Agreement

Exhibit B
Form of Security Agreement

Exhibit C
Form of Debenture